                                                                      EXHIBIT 11

                             GENCOR INDUSTRIES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
           (All Dollar Amounts in Thousands, Except Per Share Amounts)

                                                           Year Ended             Year Ended             Year Ended
                                                          September 30,          September 30,          September 30,
                                                              1998                   1997                   1996
                                                              ----                   ----                   ----
Basic earnings per share
------------------------
Net income                                                $    15,082            $     6,896            $      2,756
                                                          ===========            ===========            ============
Average number of shares outstanding                        8,346,547              8,094,268               7,120,636
                                                          ===========            ===========            ============
Net income per share - basic                              $      1.81            $      0.85            $       0.39
                                                          ===========            ===========            ============

Diluted earnings per share
--------------------------

Average number of shares outstanding                        8,346,547              8,094,268               7,120,636
Add dilutive effect of outstanding options
  (as determined by the application of the
  treasury stock method)                                    1,564,177              1,232,058                  42,446
                                                          -----------            -----------            ------------
Average number of shares outstanding,
  as adjusted                                               9,910,724              9,326,326               7,163,082
                                                          ===========            ===========            ============
  Net income per share - diluted                          $      1.52            $      0.74            $       0.38
                                                          ===========            ===========            ============

                                      21